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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-93824 of Empire of Carolina, Inc. on Form S-8 of our reports dated March 29, 1996 (April 8, 1996 as to Note 17), appearing in this Annual Report on Form 10-K/A of Empire of Carolina, Inc. for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP




Raleigh, North Carolina
August 7, 1996